Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Edward F. Lange, Jr.	Media Contact:	Thomas E. Mierzwinski	[BRE PROPERTIES LOGO]
	Chief Financial Officer		Director of Communications
	BRE Properties, Inc.		BRE Properties, Inc.
	415.445.6559		415.445.6525

BRE PROPERTIES REPORTS THIRD QUARTER 2003 RESULTS

SAN FRANCISCO (October 14, 2003)—BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter and nine months ended September 30, 2003.

Net income available to common shareholders for the third quarter totaled $6.7 million, or $0.14 per diluted share, as compared with $22.4 million, or $0.48 per diluted share, for the same period 2002. Included in the company’s third quarter 2003 results were nonrecurring settlement charges totaling $7.3 million relating to the settlement of two lawsuits during the quarter. Excluding these charges, net income available to common shareholders totaled $14.0 million, or $0.30 per diluted share. Adjusted EBITDA for the quarter totaled $45.8 million, as compared with $47.9 million in third quarter 2002. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For third quarter 2003, revenues totaled $69.8 million, as compared with $67.5 million a year ago, excluding revenues from discontinued operations of $0 and $4.0 million, respectively. Operating results for third quarter 2002 included a net gain on investment of $4.9 million.

Net income available to common shareholders for the nine-month period totaled $58.7 million, or $1.27 per diluted share, as compared with $62.0 million, or $1.34 per diluted share, for the same period 2002. Excluding the nonrecurring settlement charges, net income available to common shareholders for the nine-month period totaled $66.0 million or $1.42 per diluted share. Adjusted EBITDA for the nine-month period totaled $137.4 million, as compared with $141.1 million for the same period 2002. For the nine months ended September 30, 2003, revenues totaled $205.0 million, as compared with revenues of $195.0 million for the same period 2002, excluding revenues from discontinued operations of $2.0 million and $11.8 million, respectively. Net income for the nine months ended September 30, 2003 included a net gain on sales of properties totaling $23.1 million. Operating results for the same period in 2002 included a net gain on sale of investments totaling $4.9 million.

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Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $21.0 million, or $0.43 per diluted share, during third quarter 2003. For the nine-month period, FFO totaled $77.6 million, or $1.63 per diluted share. Excluding the nonrecurring settlement charges previously described, FFO per share totaled $0.59 and $1.78 for the quarter and year-to-date periods, respectively. For the quarter and nine months ended September 30, 2002, FFO totaled $31.0 million, or $0.65 per diluted share, and $95.3 million, or $1.99 per diluted share, respectively. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

BRE’s overall operating results were influenced by property-level same-store performance and disposition activities during 2002 and 2003. For the third quarter and nine months ended September 30, 2003, same-store net operating income (NOI) decreased 6% as compared with the 2002 periods. On a sequential basis, same-store NOI decreased 2% from second quarter 2003. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.)

Net Operating Income by Region Three Months Ended September 30, 2003

Region	# Units	Gross Investment	% Investment	3Q ‘03 NOI	% NOI
Southern California	8,540	$845,412	38%	$19,353	40%
Northern California	5,644	577,409	26%	14,785	31%
Mountain/Desert	5,324	483,177	22%	7,642	16%
Pacific Northwest	3,149	323,880	14%	5,675	12%
Partnership and other	488	—	—	527	1%

($ amounts in 000s) Total	23,145	$2,229,878	100%	$47,982	100%

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Disposition activities during 2003 and fourth quarter 2002 reduced third quarter 2003 NOI by $2.5 million as compared with third quarter 2002. For the nine months ended September 30, 2003, sales of apartment communities effectively reduced NOI by $6.1 million as compared with the same period in 2002.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 22,657 apartment units owned by BRE, same-store units totaled 20,278 for the quarter, and 18,656 for the year-to-date period.

Same-Store % Growth Results Q3 2003 Compared with Q3 2002

	# Units	% NOI	% Change Revenue	% Change Expenses	% Change NOI
San Francisco	3,488	24%	-8%	1%	-11%
San Diego	3,347	20%	1%	4%	0%
L.A./Orange County	3,450	17%	5%	10%	2%
Seattle	3,149	13%	-3%	6%	-7%
Sacramento	2,156	10%	0%	7%	-3%
Phoenix	2,440	8%	-6%	6%	-12%
Salt Lake City	1,264	4%	-4%	8%	-9%
Denver	984	4%	-10%	12%	-20%

Total	20,278	100%	-2%	6%	-6%

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Same-Store % Growth Results Nine Months Ended 9/30/2003 Compared with Nine Months Ended 9/30/2002

	# Units	% NOI	% Change Revenue	% Change Expenses	% Change NOI
San Francisco	3,488	26%	-10%	1%	-14%
San Diego	2,923	19%	1%	0%	2%
L.A./Orange County	3,186	18%	5%	1%	7%
Seattle	2,701	11%	-6%	0%	-9%
Sacramento	1,896	9%	-2%	3%	-5%
Phoenix	2,214	8%	-7%	3%	-12%
Salt Lake City	1,264	5%	-5%	1%	-8%
Denver	984	4%	-10%	6%	-17%

Total	18,656	100%	-4%	1%	-6%

On a year-over-year basis, same-store operating results were affected by continued declines in market rents. Average market rents for the third quarter decreased 4% to $1,078 per unit, from $1,128 per unit in the third quarter 2002. Physical occupancy levels averaged 95% during third quarter 2003 and 2002. Annualized resident turnover averaged 69% during the nine months ended September 30, 2003, as compared with 66% in the same period last year.

On a sequential basis, same-store revenue increased 1%—which combined with a 9% increase in real estate expenses—generated a 2% decrease in NOI. During third quarter 2003, average market rents in the same-store portfolio increased 1% compared with the second quarter. Occupancy was maintained at 95%, a level consistent with second quarter results. Annualized turnover averaged 75% for third quarter 2003, up from 71% during second quarter 2003.

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Year-to-date, same-store operating expenses increased 1% from the nine-month period in 2002. The overall level of expense and corresponding increase from 2002 is consistent with the company’s expectations. The timing associated with turnover-related expenses affects the quarterly year-over-year comparison of real estate expenses. The higher turnover expense—combined with a seasonal increase in water utility expenses—generated an aberrational increase in sequential operating expenses from second quarter 2003.

Same-Store Average Occupancy and Turnover Rates
	Occupancy Levels			Turnover Ratio
	Q3 2003	Q2 2003	Q3 2002	YTD 2003	YTD 2002
San Francisco	94%	95%	95%	73%	72%
San Diego	96%	95%	97%	67%	57%
L.A./Orange Co.	96%	96%	96%	55%	53%
Sacramento	96%	95%	96%	83%	75%
Seattle	93%	94%	92%	67%	60%
Salt Lake City	95%	92%	94%	75%	82%
Denver	95%	95%	92%	79%	82%
Phoenix	93%	92%	94%	71%	69%

Average	95%	95%	95%	69%	66%

Acquisition and Development Activity

During third quarter 2003, BRE acquired one community for approximately $73 million: Corona Pointe Apartments, with 714 units, located in Riverside, California. The company also acquired a parcel of land for future development of 188 units located in Santa Clarita, California.

At September 30, 2003, the company had one community with 420 units in the lease-up phase: Pinnacle at Denver Tech Center, in Denver, Colorado. Occupancy for this lease-up community was 81% of total units at the end of third quarter 2003.

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BRE currently has four communities with a total of 744 units in development, with a total estimated investment of $146.2 million and an estimated balance to complete totaling $66.5 million at close of 3Q 2003. Expected delivery dates for these units range from 1Q 2004 through 4Q 2005. All development communities are in Southern California. At September 30, 2003, BRE owned two parcels of land in Southern California, including the third quarter 2003 acquisition, representing 376 units of future development.

Legal Settlements

During third quarter 2003, BRE executed a settlement agreement in connection with litigation with an unrelated third party regarding the Pinnacle at MacArthur Place joint venture agreement. Under terms of the settlement agreement, BRE paid the third party $6,500,000 and retained full ownership of the asset. Pinnacle at MacArthur Place is a recently developed and stabilized, 253-unit community in Santa Ana, California. Also during third quarter 2003, BRE reached a settlement agreement regarding a class action lawsuit brought against the company with respect to application fees charged to residents from August 1998 to August 2003. Under terms of the settlement, BRE agreed to establish a $200,000 fund to reimburse prior applicants up to $5.00 per applicant, and to pay certain administration charges and legal expenses. These settlement amounts, legal fees and related expenses aggregate $7.3 million, and are reported as a nonrecurring item on the income statement.

Financial Information

At September 30, 2003, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $2.9 billion, with a debt-to-total market capitalization ratio of 39%. BRE’s outstanding debt of $1.1 billion carried a weighted average interest rate of 5.75% for the nine months ended September 30, 2003. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 3.1 times for the quarter and nine-month period. The weighted average maturity for BRE’s debt is six years. At September 30, 2003, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $243 million, with an average interest cost of 2.40%.

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During third quarter 2003, the company sold 3,000,000 shares of its common stock. Net proceeds to the company totaled $32.651 per share, which represented a 3.4% discount from the New York Stock Exchange closing price of $33.80 per share on September 16, 2003. Wachovia Securities was the underwriter of the offering; the shares were re-offered to the public by the underwriter at a price of $33.10 per share. Subsequent to the end of the third quarter, the underwriter exercised an over-allotment option to purchase an additional 450,000 shares. Net proceeds from the offering—after all discounts, commissions and anticipated issuance costs—totaled approximately $112.3 million.

During third quarter 2001, BRE’s board of directors authorized the purchase of the company’s common stock in an amount up to $60 million. The timing of repurchase activity is dependent on the market price of the company’s shares, and other market conditions and factors. To date, the company has repurchased a total of $51.1 million of common stock, representing 1,785,600 total shares, at an average price of $28.64 per share. No shares were repurchased during third quarter 2003.

For third quarter 2003, cash dividend payments to common shareholders totaled $22.6 million, or $0.4875 per share. Cash dividend payments for the nine months ended September 30, 2003 reached $67.6 million, or $1.4625 per share.

Earnings Outlook

As of October 5, 2003, 15 research analysts had contributed quarterly FFO estimates on BRE to First CallTM, a widely referenced source of consensus earnings. Current analyst estimates of BRE’s per share FFO for third quarter 2003 range from $0.57 to $0.60, for a consensus average of $0.59 per share. For the year 2003, 16 analysts have contributed FFO estimates for BRE to First Call ranging from $2.32 to $2.41, for a consensus average of $2.38. The company believes that FFO per share results for fourth quarter 2003 will be affected by weak national economic conditions, weakening regional factors and near-term dilution from its common stock offering at the end of third quarter 2003.

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Given current expectations and judgment, the company believes that FFO per share estimates for fourth quarter 2003 should be adjusted to a range of $0.56 to $0.57. Correspondingly, the company believes FFO per share estimates for 2003 should be adjusted to a range of $2.34 to $2.35, excluding the nonrecurring settlement charge. BRE believes earnings per share (EPS) estimates for 2003 should be adjusted to a range of $1.57 to $1.59, which includes gains on sales associated with property dispositions.

For 2004, 15 analysts have contributed FFO estimates for BRE ranging from $2.26 to $2.54, for a consensus average of $2.46. The company believes FFO per share results for 2004 will be affected by current regional and national economic conditions, which may not generate meaningful job growth until late 2004. In addition, the level and timing of property acquisitions and dispositions, the delivery of apartment communities currently under construction, and costs associated with the adoption of legislative and regulatory mandates will affect 2004 operating results. Given current expectations and judgment, the company believes FFO estimates for 2004 should be set at a range of $2.35 to $2.45 per share. BRE believes EPS estimates for 2004 should be set at a range of $1.35 to $1.45 per share. EPS estimates may be subject to fluctuation as a result of several factors, including changes in the recognition of depreciation expense and any gains or losses associated with disposition activity.

Q3 2003 Analyst Conference Call

The company will hold a conference call on Wednesday, October 15 at 8:30 a.m. PDT (11:30 a.m. EDT) to review these results. The dial-in number to participate is in the U.S and Canada is 888.290.1473; the international number is 706.679.8398. Mention Conference ID# 2908583. A telephone replay of the call will be available October 15-31, 2003 at 800.642.1687, using the conference ID. A live webcast of the conference call will be available on the Presentations page in the Shareholder section of the company’s website. An online playback of the webcast will be available for 30 days following the call.

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About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its Residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 78 apartment communities totaling 22,657 units in California, Arizona, Washington, Utah and Colorado. The company currently has six other properties in various stages of development and construction, totaling 1,120 units, and joint venture interests in two additional apartment communities, totaling 488 units.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding company and property performance, and is based on the company’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, competitive factors specific to markets in which BRE operates, legislative or other regulatory decisions, future interest rate levels or capital markets conditions. The company assumes no liability to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K/A and quarterly reports on Form 10-Q.

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BRE Properties, Inc.

Financial Summary

September 30, 2003

CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollar amounts in thousands)

	Sept. 30, 2003	Sept. 30, 2002
Assets

Real estate portfolio
Direct investments in real estate:
Investments in rental properties	$2,229,878	$2,058,574
Construction in progress	79,665	84,936
Less: accumulated depreciation	(226,543)	(191,823)

	2,083,000	1,951,687

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,499	55,473
Land under development	23,308	14,350
Total real estate portfolio	2,116,807	2,021,510
Cash	3,746	11,872
Other assets	45,763	51,923

Total assets	$2,166,316	$2,085,305

Liabilities and shareholders’ equity

Liabilities
Unsecured senior notes	$764,205	$774,571
Mortgage loans	133,255	216,372
Unsecured line of credit	143,000	160,000
Secured line of credit	100,000	—
Accounts payable and accrued expenses	31,007	32,349

Total liabilities	1,171,467	1,183,292

Minority interests	43,539	51,482

Shareholders’ equity
Preferred stock, $.01 par value; 10,000,000 shares authorized. 2,150,000 shares 8.50% Series A cumulative, redeemable, $25 liquidation preference, issued and outstanding; 3,000,000 shares 8.08% Series B cumulative, redeemable, $25 liquidation preference, issued and outstanding.	128,750	128,750

Common stock; $.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 49,343,444 and 45,928,070 at Sept. 30, 2003 and 2002, respectively.	493	459
Additional paid-in capital	822,067	721,322

Total shareholders’ equity	951,310	850,531

Total liabilities and shareholders’ equity	$2,166,316	$2,085,305

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BRE Properties, Inc.

Financial Summary

September 30, 2003

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(In thousands, except per share data)

	Quarter ended		Nine months ended
	Sept. 30, 2003	Sept. 30, 2002	Sept. 30, 2003	Sept. 30, 2002
REVENUE
Rental income	$66,140	$63,603	$194,336	$183,107
Ancillary income	3,114	2,913	8,955	8,259
Partnership and other income	527	1,027	1,659	3,675
Total revenue	69,781	67,543	204,950	195,041
EXPENSES
Real estate expenses	21,799	19,095	60,959	53,690
Depreciation	13,381	11,606	39,192	32,490
Interest expense	14,895	14,206	44,642	40,469
General and administrative	2,201	2,976	7,800	7,589
Nonrecurring legal charge	7,305	—	7,305	—
Total expenses	59,581	47,883	159,898	134,238
Income before net gains on investments, minority interests in consolidated subsidiaries and discontinued operations	10,220	19,660	45,052	60,803
Net gains on investments	—	4,862	—	4,862

Income before minority interests in consolidated subsidiaries and discontinued operations	10,200	24,522	45,052	65,665
Minority interests	823	960	2,477	2,883

Income from continuing operations	9,377	23,562	42,575	62,782
Discontinued operations:
Net gain on sales	—	—	23,147	—
Discontinued operations, net (1)	—	1,484	936	4,349
Total discontinued operations	—	1,484	24,083	4,349
NET INCOME	$9,377	$25,046	$66,658	$67,131
Dividends attributable to preferred stock	2,657	2,657	7,971	5,107
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,720	$22,389	$58,687	$62,024
Net income per common share – Basic	$0.14	$0.49	$1.27	$1.35

Net income per common share – Assuming dilution	$0.14	$0.48	$1.27	$1.34

Weighted average shares outstanding – Basic	46,565	45,910	46,205	45,895
Weighted average shares outstanding – Assuming dilution	48,220	47,860	47,740	47,920

(1)	Details of net earnings from discontinued operations:

	Quarter ended 9/30/03	Quarter ended 9/30/02	Nine months ended 9/30/03	Nine months ended 9/30/02
Rental and ancillary income	$—	$3,983	$1,984	$11,810
Real estate expenses	—	(1,510)	(742)	(4,489)
Depreciation	—	(741)	(306)	(2,221)
Interest expense	—	(248)	—	(751)

Income from discontinued operations, net	$—	$1,484	$936	$4,349

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Reconciliation and Definition of Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and, therefore, may not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is based on NAREIT’s current definition and is calculated by BRE as net income computed in accordance with GAAP, excluding gains or losses from sales of investments, plus depreciation, and after adjustments for unconsolidated joint ventures and minority interests convertible to common shares. We consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT because, by excluding gains or losses and depreciation, FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Below is a reconciliation of net income available to common shareholders to FFO:

	Quarter ended 9/30/03	Quarter ended 9/30/02	Nine months ended 9/30/03	Nine months ended 9/30/02
Net income available to common shareholders	$6,720	$22,389	$58,687	$62,024
Depreciation from continuing operations	13,381	11,606	39,192	32,490
Depreciation from discontinued operations	—	741	306	2,221
Minority interests	823	960	2,477	2,883
Depreciation from unconsolidated entities	282	302	858	1,035
Net (gain) on investments	—	(4,862)	(23,147)	(4,862)
Less: Minority interests not convertible to common	(243)	(172)	(736)	(508)

Funds from operations	$20,963	$30,964	$77,637	$95,283

Nonrecurring legal charge	7,305	—	7,305	—

Funds from operations, excluding legal charge	$28,268	$30,964	$84,942	$95,283

Average shares outstanding – Diluted	48,220	47,860	47,740	47,920
Net income per common share – Diluted	$0.14	$0.48	$1.27	$1.34

FFO per common share – Diluted	$0.43	$0.65	$1.63	$1.99

FFO per common share, excluding legal charge – Diluted	$0.59	$0.65	$1.78	$1.99

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Adjusted Funds from Operations (AFFO)

AFFO represents funds from operations less recurring value retention capital expenditures. We consider AFFO to be an appropriate supplemental measure of the performance of an equity REIT because, like FFO, it captures real estate performance by excluding gains or losses on investments and depreciation. Unlike FFO, AFFO also reflects that capital expenditures are necessary to maintain the associated real estate assets. Below is a reconciliation of net income available to common shareholders to AFFO:

	Quarter ended 9/30/03	Quarter ended 9/30/02	Nine months ended 9/30/03	Nine months ended 9/30/02
Net income available to common shareholders	$6,720	$22,389	$58,687	$62,024
Depreciation from continuing operations	13,381	11,606	39,192	32,490
Depreciation from discontinued operations	—	741	306	2,221
Minority interests	823	960	2,477	2,883
Depreciation from unconsolidated entities	282	302	858	1,035
Net (gain) on investments	—	(4,862)	(23,147)	(4,862)
Less: Minority interests not convertible to common	(243)	(172)	(736)	(508)
Less: Capital expenditures	(2,577)	(2,406)	(7,687)	(6,190)

Adjusted funds from operations	$18,386	$28,558	$69,950	$89,093

Nonrecurring legal charge	7,305	—	7,305	—

Adjusted funds from operations, excluding legal charge	$25,691	$28,558	$77,255	$89,093

Average shares outstanding – Diluted	48,220	47,860	47,740	47,920

Net income per common share – Diluted	$0.14	$0.48	$1.27	$1.34

AFFO per common share – Diluted	$0.38	$0.60	$1.47	$1.86

AFFO per common share, excluding legal charge – Diluted	$0.53	$0.60	$1.62	$1.86

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA, excluding minority interests, gains or losses from sales of investments, nonrecurring legal charges, and preferred stock dividends. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, nonrecurring charges and gains (losses) from property dispositions, which permits investors to view income from operations unclouded by non-cash depreciation or the cost of debt. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 9/30/03	Quarter ended 9/30/02	Nine months ended 9/30/03	Nine months ended 9/30/02
Net income available to common shareholders	$6,720	$22,389	$58,687	$62,024
Interest	14,895	14,454	44,642	41,220
Depreciation	13,381	12,347	39,498	34,711

EBITDA	$34,996	$49,190	$142,827	$137,955
Minority interests	823	960	2,477	2,883
Net (gains) on investments	—	(4,862)	(23,147)	(4,862)
Dividends on preferred stock	2,657	2,657	7,971	5,107
Nonrecurring legal charge	7,305	—	7,305	—

Adjusted EBITDA	$45,781	$47,945	$137,433	$141,083

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Net Operating Income (NOI)

NOI is defined as total revenues less real estate expenses (including such items as repairs and maintenance, payroll, utilities, property taxes and insurance, advertising and management fees.) We consider NOI to be an appropriate supplemental measure of our performance because it reflects the operating performance of our real estate portfolio at the property level and is used to make decisions about resource allocations and assessing regional property level performance. Below is a reconciliation of net income available to common shareholders to net operating income:

	Quarter ended 9/30/03	Quarter ended 9/30/02	Nine months ended 9/30/03	Nine months ended 9/30/02
Net income available to common shareholders	$6,720	$22,389	$58,687	$62,024
Interest	14,895	14,454	44,642	41,220
Depreciation	13,381	12,347	39,498	34,711
Minority interests	823	960	2,477	2,883
Net (gain) on investments	—	(4,862)	(23,147)	(4,862)
Dividends on preferred stock	2,657	2,657	7,971	5,107
General and administrative expense	2,201	2,976	7,800	7,589
Nonrecurring legal charge	7,305	—	7,305	—

NOI	$47,982	$50,921	$145,233	$148,672

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